ECLIPSE PREDECESSOR
CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

Eclipse Predecessor
Condensed Combined Financial Statements

Table of Contents

Eclipse Predecessor
Condensed Combined Balance Sheets
(Dollars in thousands)

		March 31, 2014 (Unaudited)		December 31, 2013
Assets				
Operating real estate, net	$	804,798	$	809,474
Cash and cash equivalents		12,524		15,089
Restricted cash		2,689		2,835
Receivables		1,790		2,118
Unbilled rent receivable		12,511		11,368
Derivative assets, at fair value		2,984		3,667
Deferred costs and intangible assets, net		36,228		37,734
Goodwill		6,964		6,964
Other assets		1,811		1,716
Total assets	$	882,299	$	890,965
Liabilities				
Mortgage and other notes payable	$	650,685	$	651,846
Tenant security deposits payable		4,114		3,841
Accounts payable and accrued expenses		8,205		9,886
Escrow deposits payable		2,847		2,662
Other liabilities		22,481		23,915
Total liabilities		688,332		692,150
Members' equity				
Members' equity		193,967		198,815
Total members' equity		193,967		198,815
Total liabilities and members' equity	$	882,299	$	890,965

See accompanying notes to the unaudited condensed combined financial statements.

Eclipse Predecessor
Condensed Combined Statements of Operations
(Dollars in Thousands)
(Unaudited)

	Three months ended March 31, 2014	Three months ended March 31, 2013
Revenues		
Rental income	$ 13,030	$ 13,520
Resident fee income	26,016	-
Total revenues	39,046	13,520
Expenses		
Interest expense	8,239	4,682
Operating expenses	18,966	78
Depreciation and amortization	5,915	3,245
Total expenses	33,120	8,005
Income from operations	5,926	5,515
Unrealized loss on derivative instruments, net	(735)	-
Income before taxes	5,191	5,515
Benefit (provision) for income taxes	(170)	-
Net income	$ 5,021	$ 5,515

See accompanying notes to the unaudited condensed combined financial statements.

Eclipse Predecessor
Condensed Combined Statement of Changes in Members' Equity
(Dollars in thousands)
(Unaudited)

Balance as of January 1, 2013	$	110,170
Preferred equity acquired		620
Contributions		109,469
Distributions		(32,960)
Repurchase of preferred equity interest		(620)
Net income		12,136
Balance as of December 31, 2013	$	198,815

Balance as of January 1, 2014	$	198,815
Distributions		(9,870)
Net income		5,021
Balance as of March 31, 2014	$	193,967

See accompanying notes to the unaudited condensed combined financial statements.

Eclipse Predecessor
Condensed Combined Statement of Cash Flow
(Dollars in Thousands)
(Unaudited)

	Three months ended March 31, 2014	Three months ended March 31, 2013
Cash flows from operating activities		
Net income	$ 5,021	$ 5,515
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	5,915	3,245
Amortization of above/(below) market leases, net	(104)	(104)
Amortization of deferred financing costs	808	280
Change in fair value of derivatives	735	-
Unbilled rent receivable	(1,143)	(1,591)
Changes in assets and liabilities:	-	
Changes in restricted cash	192	(779)
Receivables	328	(286)
Other assets	(129)	39
Escrow deposits payable	139	520
Accounts payable and accrued expenses	(1,711)	(46)
Other liabilities	(627)	(1,955)
Net cash provided by operating activities	9,424	4,839
Cash flows from investing activities:		
Improvements of operating real estate	(958)	(209)
Net cash provided used in investing activities	(958)	(209)
Cash flows from financing activities:		
Borrowings from mortgage and other notes	448	-
Repayments of mortgage and other notes	(1,609)	(648)
Purchase of derivative instruments	-	(372)
Distributions	(9,870)	(6,851)
Net cash used in financing activities	(11,031)	(7,871)
Net decrease in cash and cash equivalents	(2,565)	(3,241)
Cash and cash equivalents, beginning of period	15,089	10,735
Cash and cash equivalents, end of period	$ 12,524	$ 7,494
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 7,893	$ 4,333

See accompanying notes to the unaudited condensed combined financial statements.

Eclipse Predecessor
Notes to Condensed Combined Financial Statements
(Unaudited)

1. Formation and Organization

Eclipse Predecessor (the "Company") consists of five real estate portfolios acquired between January 2011 and December 2012: FC Safanad Senior Care Holdings I, LLC and Subsidiaries ("Grace"); FC Safanad Senior Care Holdings I – Kensington, LLC and Subsidiaries ("Kensington); Decathlon Properties, LLC and Subsidiaries ("Decathlon"); Pentathlon Properties, LLC and Subsidiaries ("Opis"); Cascade RE Properties, LLC and Subsidiaries ("Cascade"); and one real estate investment trust ("REIT") holding company with taxable real estate investment trust subsidiaries ("TRS"): FC Ranger, LLC ("Ranger") acquired in June 2013. The Company includes 43 assisted living facilities and 37 skilled nursing facilities located throughout the United States.

44 properties are rented under long-term triple net leases which operate or engage other management companies to operate the facilities. These portfolio entities are combined into the Company's financial statements for the entire year of 2013.

The Ranger portfolio is comprised of 36 properties and was part of an equity and asset acquisition in June 2013. The portfolio owns and operates each of these facilities, engaging several third party companies to manage the operations. 30 properties were acquired from five REIT holding companies and their TRS subsidiaries, which liquidated on September 30, 2013. Six properties were part of an asset acquisition that also included the operations. These properties are consolidated under Ranger which for the period January 1, 2013 to June 27, 2013 was taxed as a C Corp and Ranger intends to make a REIT election effective January 1, 2014. Ranger is combined with the Company's financial statements from June 28, 2013, the acquisition date.

2. Summary of Significant Accounting Policies

Basis of Accounting and Quarterly Presentation

The accompanying unaudited combined financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and note disclosures normally included in the combined financial statements prepared under U.S. GAAP have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These combined financial statements should be read in conjunction with the Company's combined financial statements and notes thereto included in "Financial Statements" of this form 8-K/A. The basis of the combination of the Company's financial statements is due primarily to common ownership, management and financing arrangements.

Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the combined financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

Operating Real Estate

Operating real estate is carried at historical cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over the lesser of the useful life or the remaining life of the building.

Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Buildings	39-48 years
Building improvements	Lesser of the useful life or the remaining life of the building
Land improvements	14 years
Furniture, fixtures and equipment	7 - 15 years

The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant improvements and other identified intangible assets and liabilities. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the combined statement of operations. The Company also assumed certain liabilities of the business primarily, but not limited to, the acquisition of net deferred tax liabilities. The deferred tax liabilities acquired include the tax effect of acquiring depreciable assets at a tax basis that is substantially below the acquisition basis. Deferred tax assets acquired include the net tax effect of a net operating loss carry forward.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cash and cash equivalents may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.

Restricted Cash

Restricted cash consists of mortgage escrow balances required under the borrowing agreements for taxes, insurance and capital expenditures. The Company mitigates its risk by placing restricted cash with major financial institutions.

Deferred Costs

Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to interest expense over the term of the financing using the straight-line method, which approximates the effective interest rate method. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated. Deferred lease costs consist of fees incurred to initiate and renew operating leases, which are amortized on a straight-line basis over the remaining lease term and are recorded to depreciation and amortization in the consolidated statement of operations.

Goodwill

Goodwill is not amortized, but is tested for impairment annually or when events or circumstances occur that indicate that goodwill might be impaired. An impairment loss is recognized if the carrying amount of the goodwill exceeds its implied fair value. There were no impairment losses for the three months ended March 31, 2014 and 2013.

Identified Intangibles

The Company records acquired identified intangibles, which includes intangible assets (value of the above-market leases, in-place leases and other intangibles) and intangible liabilities (value of below-market leases), based on estimated fair value at date of acquisition. The value allocated to the above or below-market leases is amortized over the remaining lease term as a net adjustment to rental income. Other intangible assets are amortized into depreciation and amortization expense on a straight-line basis over the remaining lease term (ranging from 82 months to 165 months as of March 31, 2014). Identified intangible assets are recorded in deferred costs and intangible assets and identified intangible liabilities are recorded in other liabilities on the combined balance sheets.

Revenue Recognition

Rental income from operating real estate is derived from leasing of space to various types of healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is included in unbilled rent receivable on the combined balance sheets. Certain leases also contain percentage rent calculations based on earnings from the tenant operations. Estimates are paid quarterly and trued up to actuals at year end once audited numbers have been reconciled.

Resident fees from operating real estate includes charges for basic rent and program services at varying levels of care which may include housekeeping, insurance, laundry facilities, maintenance services, meals, property taxes, security monitoring, transportation, use of common areas and utilities. The leases are for fixed short terms and generally provide for annual rentals.

Fair Value Measurement

The Company follows fair value guidance in accordance with U.S. GAAP to account for its financial instruments. The Company categorizes its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets and liabilities are categorized based on the inputs to the valuation techniques as follows:

Level 1. Quoted prices for identical assets or liabilities in an active market.

Level 2. Financial assets and liabilities whose values are based on the following:

- a) Quoted prices for similar assets or liabilities in active markets.
- b) Quoted prices for identical or similar assets or liabilities in non-active markets.
- c) Pricing models whose inputs are observable for substantially the full term of the asset or liability.
- d) Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

The carrying amounts of mortgage and other notes payable approximate fair value. Derivative instruments are carried at fair value. The Company has determined the derivative instruments are classified within Level 2 of the fair value hierarchy.

Impairment

The Company's operating real estate is reviewed on an annual basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if the Company's estimate of the aggregate future undiscounted cash flows to be generated by the property is less than the carrying value of the property. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the estimated fair value of the property. The Company did not record impairment on real estate for the three months ended March 31, 2014 and 2013.

Credit Losses

Amounts due from residents are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Based upon information available to the Company, management believes the

immaterial allowance recorded to be adequate as of March 31, 2014.

Derivatives

The Company has at various times entered into derivative instruments as a strategy to manage interest rate risk and does not enter into derivative instruments for trading or speculative purposes. The Company's interest rate swap and caps were recorded on the balance sheet at fair value and changes in the fair value of the instruments were recognized immediately in the combined statement of operations since the swap and caps did not qualify for hedge accounting treatment.

Income Taxes

The income (loss) of limited liability companies included in the combined financial statements flow through to the members, who are responsible for including their share of the taxable results of the operations on their respective tax returns. Six properties acquired reported taxes as disregarded entities under the Company.

Initially, five of the Company's subsidiaries were taxed as a REIT under sections 856 through 860 of the Internal Revenue Code. On September 30, 2013, the Company liquidated the REITs and these entities are taxed under the combined Company as a LLC and partnership from October 1, 2013 to December 31, 2013. A REIT generally is not subject to federal income tax provided it continues to satisfy certain requirements concerning its sources of income, the nature of its assets, the amounts distributed to its shareholders and the ownership of its shares. If it fails to qualify as a REIT in any taxable year, it may be subject to federal income tax (including any applicable alternative minimum tax). Even if a company qualifies as a REIT, it may be subject to state and local income and franchise income taxes and to federal income tax and excise tax on its undistributed income. Management believes that the REITs qualified as REITs through the liquidation dates.

The operating companies are TRS entities and are taxed as corporations. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The REIT liquidation on September 30, 2013 did not change the taxable status of the TRS entities, and as such, these companies will continue to be taxed as corporations. Additionally, the current and deferred income tax provision includes Ranger which has chosen to be taxed as a corporation for Federal income tax purpose for 2013. The guidance also addresses how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the accounting and disclosure of tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more likely than not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Management is required to analyze all open tax years, as defined by the statute of limitation, for all major jurisdictions, which includes federal and certain states. The Company has no examinations in progress and none are known at this time. As of March 31, 2014, management of the Company has reviewed all open tax years, 2010 to 2013, and major jurisdictions and concluded that there is no impact to the Company's combined financial positions. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns.

3. Operating Real Estate

There were no significant acquisitions or sales of operating real estate for the three months ended March 31, 2014.

4. Borrowings

The following table summarizes the Company's borrowings as of March 31, 2014 (unaudited) and December 31, 2013 (dollars in thousands):

	Final Stated Maturity	Contractual Interest Rate	Principal Amount	
			March 31, 2014	December 31, 2013
Grace Mortgage Note	Jan-16	LIBOR + 4.60%[1]	$ 63,715	$ 64,019
Grace Promissory Note	Jan-21	3.00%	1,969	2,000
Kensington Mortgage Note	Dec-16	LIBOR + 4.50%[2]	77,822	77,822
Kensington Crestwood Promissory Note	Dec-17	4.00%	1,377	1,377
Kensington Maple Crest Promissory Note	Dec-17	4.00%	391	391
Kensington Promissory Note	Dec-17	4.00%	5,232	5,232
Kensington Contingent Promissory Note	Dec-17	4.28%	840	840
Kensington Non-contingent Promissory Note	Dec-17	4.28%	7,354	7,354
Decathlon Mortgage Note	Sep-17	LIBOR + 4.25%[2]	79,648	79,296
Pentathlon Mortgage Note	Dec-17	LIBOR + 4.25%[2]	79,859	80,095
Cascade Mortgage Note	Dec-17	LIBOR + 3.95%[2]	41,479	41,601
Ranger Mortgage Note	Jul-18	LIBOR + 3.50%[2]	212,041	212,640
Ranger Mortgage Note	Jul-18	LIBOR + 3.50%[2]	78,958	79,179
Total debt			$ 650,685	$ 651,846

(1) Contractual interest rate is based on three-month LIBOR with a 1.25% LIBOR floor.

(2) Contractual interest rate is based on three-month LIBOR with a 0.50% LIBOR floor.

Scheduled principal payments as of March 31, 2014, are as follows (dollars in thousands):

April 1, 2014 to December 31, 2014	$ 6,028
2015	9,118
2016	69,679
2017	286,922
2018	278,286
Thereafter	652
Total	$ 650,685

The mortgage notes payable are secured by substantially all of the assets of the Company and may require funds to be placed in escrow for property tax obligations. The mortgage notes payable have certain financial and non-financial covenants, including no material adverse change clauses, that the Company monitors and reports to the lender on a monthly and quarterly basis. Those individual covenants are based on the operator tenant's maintenance of certain debt service coverage and include one or more of the following: a minimum net income requirement; a debt service coverage ratio; an average occupancy rate; a project yield calculation; and/or a fixed charge coverage. As of March 31, 2014, the Company was in compliance with all of its financial covenants.

5. Lease Agreement

The Company's Kensington portfolio entered into a long-term "ground" lease agreement with the County of Boone, Illinois for use of certain premises owned by the county. This lease has been sub-leased to the operator who is required to make a minimum monthly lease payment. The lease payments made to the County of Boone and the sublease income recognized by the Company were $0.1 million. The future minimum lease payments due to the County of Boone and the equivalent sublease income to be recognized by the Company is expected to be $0.1 million for each of the years ending December 31, 2014 through 2018.

6. Derivatives

During 2012 and 2013, the Company entered into several multi-year interest rate cap agreements. For the three months ended March 31, 2014 and March 31, 2013, the Company adjusted the cap values in other assets and recognized an unrealized loss under the interest rate cap agreements of $.7 million and $0, respectively.

In December 2012, the Company's Opis portfolio entered into a two-year interest rate swap agreement related the three-month variable LIBOR interest rate. Under the terms of the swap agreement, effective January 1, 2014, the Company will be required to make monthly interest payments at a fixed rate of 0.615% per annum, commencing February 1, 2014.

The following table presents derivative instruments that were not designated as hedges under U.S. GAAP as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	Number	Notional Amount	Fair Value Net Asset (Liabilities)	Range of Fixed LIBOR	Range of Maturity
As of March 31, 2014:					
Interest rate swaps	1	$ 80,031	$ (273)	0.62%	January 2016
Interest rate caps/floors	7	628,986	2,984	2.50% - 5.00%	January 2016 - December 2017

	Number	Notional Amount	Fair Value Net Asset (Liabilities)	Range of Fixed LIBOR	Range of Maturity
As of December 31, 2013:					
Interest rate swaps	1	$ 80,031	$ (220)	0.62%	January 2016
Interest rate caps/floors	7	628,986	3,667	2.50% - 5.00%	January 2016 - December 2017

Interest rate swaps are included within "Other liabilities" on the balance sheets.

7. Related Party Transactions

The Company's Ranger portfolio entered into an asset management agreement with Safanad Senior Care IV Management, LLC, an affiliated company, to provide asset management services. Asset management fees incurred during the three months ended March 31, 2014 and 2013 were $0.6 million and $0, respectively and are included in operating expenses in the combined statement of operations. The Company, at times, makes payments on behalf of the investment entities and their related affiliates for general and administrative costs. These payments are settled between the two parties whenever distributions are made. Total net outstanding related party balances as of March 31, 2014 and December 31, 2013 were $.03 million and $0.2 million respectively. The Company occasionally records amounts due to or from the real estate tenants and operators for rent and escrow related transactions. Total amount due to tenants as of March 31, 2014 and December 31, 2013 was immaterial.

8. Credit Risk Concentrations

Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company's investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolios to identify potential concentrations of credit risks. For the three months ended March 31, 2014, the Company has approximately 100% of the rental revenue generated from five operators: Grace Healthcare, LLC, Symphony Healthcare, LLC, Consulate Management Company, LLC, Frontier Management, LLC and Opis Management. The Company believes the remainder of its portfolios is reasonably well diversified and does not contain any unusual concentrations of credit risks.

9. Income Taxes

The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. The combined financial statements include various entities, some of which are not subject to tax, including REITs and LLCs filing as partnerships and disregarded entities for tax purposes. The provision for income taxes includes only those entities subject to income tax as a U.S. corporation. Taxable income for those entities subject to income tax for the three months ended March 31, 2014 was approximately $0.15 million. The accompanying combined statement of operations

and balance sheet reflect the combined income tax provision and deferred tax balances of the Company.

The following table summarizes the Company's income tax provision (benefit) for the three months ended March 31, 2014 (dollars in thousands):

Current	$	173
Deferred		(3)
Total	$	170

The following table summarizes the Company's significant items that make up deferred tax assets and liabilities (dollars in thousands):

Current deferred tax assets		
Allowance for bad debt	$	126
Advance rent received		361
Accrued vacation pay		129
Total current deferred tax assets		616
Non-current deferred tax assets		
Net operating loss		5,615
Total non-current deferred tax assets		5,615
Non-current deferred tax liability		
Depreciation and amortization		(503)
Total non-current deferred tax liability		(503)
Net deferred tax asset before valuation allowance		5,728
Valuation allowance		(5,615)
Net deferred tax asset	$	113

Due to the effect of section 382 of the Internal Revenue Code of 1986 and similar state provisions created by the ownership change at June 28, 2013, and ownership changes that are expected to occur in the future, the Company attributes no value to any net operating loss carryforwards acquired as of the acquisition date or generated during the period from acquisition through the end of the year.

10. Commitments and Contingencies

The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the company's financial position or result of operations.

11. Subsequent Events

On March 12, 2014, Eclipse Investment, LLC ("Eclipse JV") was formed for the purpose of holding the healthcare real estate portfolio of Eclipse Predecessor. In May 2014, NorthStar Realty Finance Corp. and its affiliate acquired approximately 92% of the equity in Eclipse JV for a gross purchase price of $1.1 billion less debt assumed of $635 million and $12 million of additional loan proceeds and contributed the remainder of the purchase price in equity of $381 million, while an affiliate of Formation Capital, LLC ("Formation") retained an approximate 8% interest. Formation continues to provide asset management and accounting services for Eclipse JV. The existing tenant leases and management agreements for the portfolios involved remained substantially unchanged.

The Company has evaluated events and transactions that may have occurred since March 31, 2014 through July 16, 2014, the date the combined financial statements were available for issuance. Management has determined that, other than as noted above, there are no other material events that would require disclosure in the Company's combined financial statements.